UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2021

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Sentry Petroleum Ltd.

(Exact name of registrant as specified in its charter)

Wyoming (State or Other Jurisdiction of Incorporation or Organization)	000-52794 (Commission File Number)	20-4475552 (I.R.S. Employer Identification Number)

2123 Pioneer Avenue, Cheyenne, WY, 82001

(Address of principal executive offices)

360-361-8066,

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)On January 31st 2021, Richard Tang has been the CEO and President of the Company, and also served as an oversight manager for safety and confined space consultant for mining projects for the Company, in particular with regards to electrical and hazmat needs in Australia. He retires from the role of sole officer, and has found a very good replacement. He has interviewed candidates for the role and has with unanimous Board approval, appoints Sage Ellie as a director and officer, and newly appointed CEO and president of Sentry Petroleum Ltd. (“SPLM”). There is defined term of the appointment for 1 year, subject to the board decision as per signed contract.

Mr. Sage Ellie had been interviewed by the Board, and has been given a letter of engagement. Sage has accepted the role of Business Development Manager on January 21st  2021, and now has been transitioned to the director role of CEO. To provide a brief background of Mr. Ellie, he has 25 years of hands-on experience in virtually all aspects of the farming and cultivation Industry. It has included land reclamation, from used damaged lands to profitable cultivatable lands. This experience includes production, cultivation, extraction, quality control, distribution, logistics, alternative healing, health and wellness plus branding and marketing. Early in his career Sage created and built a wide range of successful brands and businesses in the ecommerce world. Mr. Ellie has a heartfelt passion for the cultivation, farming, green housing, and overall land reclamation industry. It is what he eats, lives and breathes every day. This has garnered him tremendous respect within a business that is exploding with potential.

Mr. Ellie’s grass-roots knowledge is second to none, relative to the making agricultural yields in various plants and seeds and from all soil types, and making consumable and nutrient rich products and even for medical research sectors, from both a sales and marketing perspective and the regulatory environment. He is now turning his attention to the development of niche sectors such as land reclamation for bigger projects for green housing, re-using lands that are deemed irreparable, to make them nutrient rich and further advance the study of foods to alternative medicine movement.

There is much more accolades that beyond to Mr. Sage Ellie, and it will be disclosed when he is fully transitioned to the Company.

Item 8.01Other Items.

The company is currently formulating a mission statement for itself, and concurrently itemizing the actions needed to perform for SPLM to be in good standing. Auditors, and filings have been in progress and have been prepared for submitting to the SEC, and may consider becoming and SEC reporting company.

As the last 8K overseen by Mr. Richard Tang, he wishes all investors best wishes and thanks all that have supported him throughout the years. He expresses his sincere gratitude to all that have been fans and have shared ideas with him for the past few years on how to make the Company gainful and fruitful for the shareholders.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” the negative of these terms, and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. A detailed discussion of some of the risks and uncertainties that could cause our actual results and financial condition to differ materially from the forward-looking statements is described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the SEC.

Any forward-looking statement made by us in this current report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sentry Petroleum Ltd.

Date: February 8, 2021	By:	/s/ Richard Tang
Richard Tang
Resigning director, and now a consultant upon request of the new CEO

Date: February 8, 2021	By:	/s/ Sage Ellie
Sage Ellie
CEO & President